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                   [logo of Personnel Group of America, Inc.]


CONTACTS:  James C. Hunt, CFO       or               Ken Bramlett, Senior V. P.
           (704) 442-5105                            (704) 442-5106


                 PERSONNEL GROUP OF AMERICA ANNOUNCES TERM SHEET
                   WITH EXISTING LENDERS FOR SENIOR FINANCING
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                              WILL FILE FORM 12B-25


CHARLOTTE, N.C. - March 31, 2003 - Personnel Group of America, Inc. (OTCBB:
PGA.OB), today announced that it has received a term sheet from its current senior lenders to amend, and extend the maturity date of, its existing revolving credit facility.

Pursuant to the term sheet, the existing lenders would amend the current revolving credit facility and extend its maturity date to May 1, 2004. Subject to the Company's compliance with covenants and to the payment of applicable extension fees, the Company at its option could extend the maturity date of the amended facility up to two times in six-month increments through May 1, 2005. If approved by the 5.75% noteholders participating in the Company's pending notes exchange, management believes these amendments will permit PGA to complete its previously announced financial restructuring. Although management expects to consummate the financial restructuring within the next several weeks, the closing remains subject to various conditions, including the aforementioned consent of the 5.75% noteholders to the terms of the amended credit facility and the execution of a number of final documents, including agreements related to the amended revolving credit facility, and other closing conditions. As a result, there can be no assurance that the financial restructuring will close on the schedule currently anticipated or that the term sheet proposed by the senior lenders reflects the final terms of the amended revolving credit facility.

PGA also announced today that it will file Form 12b-25 with the Securities and Exchange Commission and delay the filing of its Annual Report on Form 10-K for 2002 for up to 15 calendar days as permitted under Rule 12b-25.

ABOUT PGA

Personnel Group of America, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company's IT Services operations now operate under the name "Venturi Technology Partners" and its Commercial Staffing operations operate as "Venturi Staffing Partners" and "Venturi Career Partners."


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PGA Announces Term Sheets for Senior Financing
Page 2
March 31, 2003


FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements regarding events and financial trends that may affect the Company's future operating results or financial position. These statements may be identified by words such as "estimate," "forecast," "plan," "intend," "believe," "should," "expect," "anticipate," or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in such statements. These risks and uncertainties include, but are not limited to, the following: the risk that PGA will not be able to close its financial restructuring as planned or at all; although the Company believes that the listing and trading of its Common Stock on the OTC Bulletin Board satisfies the indenture requirement applicable to PGA's 5.75% Convertible Subordinated Notes that PGA's Common Stock must be either listed for trading on a U.S. national securities exchange or approved for trading on an established automated U.S. over-the-counter trading market, the risk that a court might determine otherwise following a challenge; an Internal Revenue Service audit of the Company's income tax returns and the risk that the amount of any expected or previously received income tax refunds could be adjusted following any such audit; the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company's operations; economic declines that affect the Company's liquidity or ability to comply with its loan covenants; the risks of defaults under the Company's credit agreements or the demand by any holder of the Company's remaining outstanding 5.75% Notes for repayment following the occurrence of a repurchase event under the indenture applicable to the 5.75% Notes; the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers' compensation claims; changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries; adverse changes in credit and capital markets conditions that may affect the Company's ability to obtain financing or refinancing on favorable terms; continuing weakness or further reductions in corporate information technology spending levels; adverse changes to management's periodic estimates of future cash flows that may affect management's assessment of its ability to fully recover its intangible assets; reductions in the supply of qualified candidates for temporary employment or the Company's ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for PGA's services, or the Company's ability to maintain or improve its operating margins; the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients' premises; the Company's success in attracting, training and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; and other matters discussed in this release and the Company's SEC filings. Because long-term contracts are not a significant part of PGA's business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or Internet services.

THE SECURITIES TO BE ISSUED BY THE COMPANY IN THE RESTRUCTURING TRANSACTIONS WILL NOT BE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.


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